EXHIBIT 10.3

October 29, 2004

The Investors Signatory Hereto

Ladies and Gentlemen:

     Horizon Offshore, Inc. (the “Company”) and the other signatories hereto (collectively, the “Investors”), in consideration of the mutual agreements and covenants of the parties hereto, hereby agree as follows:

     1. The Company shall use its reasonable best efforts, and shall cause each of its subsidiaries to use their respective reasonable best efforts, to consummate, as soon as practicable, each of the transactions (the “Proposed Transactions”) set forth in the term sheet attached hereto (the “Term Sheet”) to execute and deliver all such agreements, instruments and other documents that may be necessary or advisable in order to give effect to the Proposed Transactions and to take all such other actions as may be necessary or advisable in connection therewith.

     2. Subject to paragraph 6 below, each of the Investors shall take such actions and use its good faith efforts to negotiate, execute and deliver such documents as reasonably may be required of it in order to consummate, as soon as practicable, each of the Proposed Transactions, including, without limitation, in the event the Rights Offering does not result in net proceeds to the Company of at least $65,000,000, to consummate the Sub-Debt Exchange as contemplated by the Term Sheet.

     3. The Company shall file all such information, documents and other reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and applicable to a U.S. company subject to such sections, within such time limits and periods provided therefor.

     4. The Company will, and will cause each of its subsidiaries to, provide the Investors and their respective counsel, agents and other representatives reasonable access to the facilities, books and records of the Company and its subsidiaries, and will cause the officers, directors, employees, accountants, counsel, advisors and other agents and representatives (collectively, “Representatives”) of the Company and its subsidiaries to cooperate with the Investors and their respective counsel, agents and other representatives in connection with the Investors’ due diligence investigation of the Company and the assets, contracts, liabilities, operations, records and other aspects of the business of the Company and its subsidiaries.

     5. The Company will be responsible for and bear all fees, out of pocket costs and expenses of the Investors incurred in connection with the negotiation of the Proposed Transactions and the preparation and execution of definitive documentation in connection therewith (including the reasonable fees and out of pocket expenses of each Investor’s counsel), regardless of whether the Proposed Transactions are consummated, and the Company will promptly pay the same upon receipt of documentation with respect thereto.

     6. Notwithstanding any term to the contrary contained in this letter agreement or in the Term Sheet, the agreements and covenants of the Investors set forth herein and in the Term Sheet are conditioned upon (i) there not occurring any event, series of events, or the failure of the occurrence of any event after the Effective Date (as defined in Paragraph 10 below), which, singularly or in the aggregate, could be expected to have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects of the Company and its subsidiaries, taken as a whole; (ii) neither the Company nor any of its subsidiaries filing a petition of bankruptcy or reorganization under the United States Bankruptcy Code or any similar foreign law, nor the filing of any involuntary proceeding against the Company or any of its subsidiaries thereunder; (iii) giving pro forma effect to the Rights Offering and the Sub-Debt Exchange described in the Term Sheet, the capitalization of the Company, including maturity of its senior debt, shall be acceptable to the Investors; (iv) participation on a pro rata basis of holders of 100% of the Company’s 16% and 18% subordinated secured notes in the Sub-Debt Exchange standby commitment described in the Term Sheet; and (v) execution and delivery of mutually acceptable definitive documentation required to implement the Proposed Transactions, with representations, warranties, covenants, indemnities and conditions precedent customary for transactions of this nature.

     7. The Company agrees to, and will cause each of its subsidiaries to, indemnify, defend and hold harmless each Investor, each partner, member, shareholder and affiliate of each Investor and each of its and their respective Representatives (each, an “Indemnified Party”) from and against any and all claims, actions, damages, losses, liabilities, costs and expenses (including, without limitation, fees and disbursements of counsel), that may be incurred by, asserted or awarded against or imposed upon any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto, arising out of or in connection with or relating to this letter agreement, the Term Sheet or the Proposed Transactions, whether or not such investigation, litigation or proceeding is brought by the Company, any of its subsidiaries, shareholders or creditors, an Indemnified Party or any other person, or an Indemnified Party is otherwise a party thereto and whether or not the Proposed Transactions are consummated, except to the extent such claim, action, damage, loss, liability, cost or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. IT IS THE INTENT OF THE PARTIES HERETO THAT EACH INDEMNIFIED PARTY BE INDEMNIFIED FOR ITS ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE. The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any of its subsidiaries, shareholders or creditors for or in connection with this letter agreement, the Term Sheet or the Proposed Transactions or other actions contemplated hereby, except to the extent such liability is expressly set forth in a definitive agreement to which such Indemnified Party is bound or is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages.

     8. This letter agreement may not be amended or waived except by an instrument in writing signed by the Company and each Investor. This letter agreement may be executed in any number of counterparts, no one of which need be signed by all parties but each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This letter agreement, together with the Term Sheet, is the only agreement that has been entered into among the parties hereto with respect to the Proposed Transactions and sets forth the entire understanding of the parties hereto with respect thereto.

     9. The Company and each Investor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this letter agreement, the Term Sheet or the Proposed Transactions or the actions of the Company, any Investor or any of its respective Representatives in the negotiation, performance or enforcement hereof.

     10. This letter agreement was executed October 29, 2004 effective November  4, 2004 (the “Effective Date”).

     11. This letter agreement shall be construed in accordance with, and this letter agreement and all matters arising out of or relating in any way whatsoever to it (whether in contract, tort or otherwise) shall be governed by the laws of the State of New York.

[Signature pages to follow]

     Please confirm that the foregoing is our mutual understanding by signing and returning to the Company an executed counterpart of this letter agreement.

Very truly yours,

HORIZON OFFSHORE, INC.

By:	/s/ DAVID W. SHARP

Name:	David W. Sharp
Title:	Executive Vice President

[Recapitalization Letter]

Acknowledged and agreed to this 29th day of October, 2004:

ELLIOTT ASSOCIATES, L.P.

By:	Elliott Capital Advisors, L.P.,
as General Partner

By:	Braxton Associates, Inc.,
as General Partner

By:	/s/ ELLIOT GREENBERG

Elliot Greenberg
Vice President

ELLIOTT INTERNATIONAL, L.P.

By:	Elliott International Capital Advisors Inc.,
as Attorney-in-Fact

By:	/s/ ELLIOT GREENBERG

Elliot Greenberg
Vice President

[Recapitalization Letter]

FALCON MEZZANINE PARTNERS, LP

By:	Falcon Mezzanine Investments, LLC, its
General Partner

By:	/s/ ERIC Y. ROGOFF

Name:	Vice President
Title:	Eric Y. Rogoff

[Recapitalization Letter]

SACC PARTNERS, LP
By:	/s/ Tom Kelleher
Tom Kelleher
General Partner

[Recapitalization Letter]

B. RILEY & CO. PROFIT SHARING, INC.
By:	/s/ Bryant Riley
Bryant Riley
Trustee

[Recapitalization Letter]

B. RILEY & CO., INC.
By:	/s/ Bryant Riley
Bryant Riley
Chairman

[Recapitalization Letter]

L. MILLER III GST dtd 12/31/91
By:	/s/ Lloyd I. Miller
Lloyd I. Miller
Trustee

[Recapitalization Letter]

MILFAM, LLC
By:	/s/ Lloyd I. Miller
Lloyd I. Miller
General Partner

[Recapitalization Letter]

CATHERINE C. MILLER IRREV TR DTD 3/26/91
By:	/s/ Lloyd I. Miller
Lloyd I. Miller
Trustee

[Recapitalization Letter]

ALEXANDRA B. MILLER
By:	/s/ Lloyd I. Miller
Lloyd I. Miller
Custodian FL/UTMA

[Recapitalization Letter]

LLOYD I. MILLER

/s/ Lloyd I. Miller

[Recapitalization Letter]

LLOYD I. MILLER TRUST A-4 By: PNC Bank
By:	/s/ Alan Goldman
Alan Goldman
Trustee

[Recapitalization Letter]

MILFAM I, L.P.
By:	/s/ Lloyd I. Miller
Lloyd I. Miller
Limited Partner

[Recapitalization Letter]

MILFAM II, L.P.
By:	/s/ Lloyd I. Miller
Lloyd I. Miller
Limited Partner

[Recapitalization Letter]

MILGRAT II PREMIUM
By:	/s/ Lloyd I. Miller
Lloyd I. Miller
Trustee

[Recapitalization Letter]

RICHARD RILEY

/s/ Richard Riley

[Recapitalization Letter]

BRYANT RILEY

/s/ Bryant Riley

Bryant Riley, joint tenant with right of survivorship

[Recapitalization Letter]

CARLEEN RILEY

/s/ Carleen Riley

Carleen Riley, joint tenant with right of survivorship

[Recapitalization Letter]